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Exhibit 21

AMC ENTERTAINMENT INC. AND SUBSIDIARIES (AND JURISDICTION OF ORGANIZATION)

AMC Entertainment Inc. (Delaware)
AMC Europe S.A. (France)
Movietickets.com, Inc. (Delaware) (26.2%)
LCE AcquisitionSub, Inc. (Delaware)
LCE Mexican Holdings, Inc. (Delaware)
American Multi-Cinema, Inc. (Missouri)
AMC Card Processing Services, Inc. (Arizona)
AMC License Services, Inc. (Kansas)
AMC ITD, Inc. (Kansas)
AMC Theatres of New Jersey, Inc. (Delaware)
Loews Kaplan Cinema Associates Partnership (50%)
Centertainment Development, Inc. (Delaware)
AMC Fourth Street, LLC (Missouri) (95%)
Club Cinema of Mazza, Inc. (Delaware)
Loews Citywalk Theatre Corporation (California)
Citywalk Big Screen Theatres (California) (50%)
Midlands Water Association (Illinois)
AMC Theatres of Canada, Inc. (New Brunswick)
AMC Theatres of U.K. Limited (United Kingdom)
AMC Concessionaire Services of Florida, LLC (Florida)
DCDC Holdings, LLC (Delaware) (33.3%)
Digital Cinema Implementation Partners, LLC (Delaware) (33.3%)
National Cinemedia, LLC (Delaware) (15.47%)
Open Road Releasing, LLC (Delaware) (50%)
Universal Cineplex Odeon Joint Venture (Florida) (50%)
Rave Digital Media, LLC (Ohio) (100%)
Brentwood General, Inc. (Ohio) (100%)
RDM-Brentwood, Ltd. (Ohio) (99%)
RDM Omaha, LLC (Ohio) (100%)
RDM-Durham, LLC (Ohio) (100%)
RDM-Vegas, LLC (Ohio) (100%)
RDM-Grove City, LLC (Ohio) (100%)
RDM-West Chester, LLC (Ohio) (100%)
Rave Reviews Cinemas, L.L.C. (Delaware) (100%)
Rave Motion Pictures Baton Rouge, L.L.C. (Delaware) (100%)
Rave Motion Pictures Baton Rouge II, L.L.C. (Delaware) (100%)
Rave Motion Pictures Montgomery, L.L.C. (Delaware) (100%)
Rave Motion Pictures Destin, L.L.C. (Delaware) (100%)

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  Exhibit 21